Exhibit 99.1

Z Squared to Acquire Skycore Digital, Adding 24 MW of Energized AI Infrastructure with Expansion Path to 42 MW

Company to Ring Closing Bell at Nasdaq MarketSite

Fort Lauderdale, FL., April 29, 2026 — Z Squared, Inc. (Nasdaq: ZSQR) (“Z Squared” or the “Company”), a vertically integrated digital infrastructure company, today announced that it has entered into a binding letter of intent to acquire 100% of the membership interests of Skycore Digital LLC (“Skycore”), an operating digital infrastructure company with three active sites in North Carolina powered by Duke Energy.

Skycore operates approximately 24 megawatts (“MW”) of energized power capacity currently connected to the Duke Energy grid, with an additional 18 MW available through existing Duke Energy Letters of Authorization. Together, the assets provide Z Squared with a defined path to up to 42 MW of total potential capacity.

The Company believes the acquisition represents a significant step in its expansion into AI infrastructure by adding energized, operational power capacity at a time when grid access, interconnection, and power availability have become critical constraints for AI and high-performance compute deployments.

Spectrum high speed fiber internet service is expected to be activated at two of Skycore’s three sites in the coming weeks, further positioning the sites to support AI inference, high-performance compute, and other power-dense workloads.

Transaction Overview

The transaction is structured entirely in Series B Convertible Preferred Stock, with no cash consideration and no debt financing.

Total consideration consists of Series B Convertible Preferred Stock with an $18 million base aggregate liquidation preference at closing, plus up to an additional $4 million, scaled pro rata based on additional MW secured prior to closing, with the full $4 million payable upon securement of 18 MW. Maximum aggregate consideration is $22 million.

Key terms of the Series B Convertible Preferred Stock include a $1,000 stated value per share; an 8% cash dividend or 10% payment-in-kind dividend, at the Company’s election; conversion at a 10% premium to the 20-day VWAP at signing; a seven-year mandatory redemption; an annual holder put right beginning in year two, capped at 20% per year; and a $500,000 break-up fee payable by Z Squared.

The parties have agreed to a 90-day exclusivity period. The acquisition is expected to close within 60 days following execution of a definitive purchase agreement, subject to customary closing conditions.

Michelle Burke, Co-Chief Executive Officer of Z Squared, commented, “Power now and room to scale are what Skycore delivers. In this market, megawatts and interconnection are among the scarcest resources in AI infrastructure. You cannot conjure them on demand. Skycore comes to us already energized and connected to the Duke Energy grid, with a defined path to 42 MW and an experienced operations team that knows how to scale. We are adding real, operational, energized infrastructure without touching our cash position and without creating a single dollar of debt.”

David Halabu, Co-Chief Executive Officer of Z Squared, added, “We are evaluating additional opportunities with similar characteristics and remain focused on acquiring operational infrastructure where power is already secured and AI expansion is clearly defined.”

1

About Z Squared

Z Squared is a computing infrastructure company operating advanced computing equipment strategically distributed across North Carolina, South Carolina, and Iowa. The Company's current operations include crypto mining, which provides a natural foundation for the Company's newer verticals in power generation, data center development, and high-performance compute hosting. The Company manages and optimizes a substantial fleet of specialized computing hardware, supported by dynamic power management strategies, real time analytics dashboards, and a comprehensive in house repair and lifecycle management program designed to maximize hardware efficiency and reduce capital waste.

Z Squared's distributed, facility agnostic infrastructure is purpose built for operational resilience and rapid scalability. The Company's infrastructure avoids over reliance on any single hosting provider and supports agile redeployment of equipment based on shifting power costs, infrastructure readiness, and uptime performance. Z Squared's operational model emphasizes efficiency, discipline, and precision execution, grounded in real time analytics integrated through centralized dashboards that aggregate data from facilities, hardware, and internal systems.

The Company's power strategy is designed to respond flexibly to real time grid conditions, including curtailment schedules and seasonal electricity rate fluctuations. By adapting energy consumption in response to pricing signals, Z Squared aims to lower its cost per kilowatt hour while preserving uptime and maximizing operational efficiency. Z Squared's distributed, facility agnostic structure reduces exposure to localized disruptions such as regulatory shifts or grid instability, and supports rapid scalability into new geographies and emerging computing workloads.

The Company is led by an experienced team with deep expertise in large scale computing operations, infrastructure optimization, and power management.

For more information, please visit www.zsquaredinc.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as "may," "should," "could," "would," "will," "expect," "anticipate," "intend," "plan," "believe," "estimate," "continue," "potential," "aim," "project," and similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding the proposed acquisition of Skycore Digital LLC and its expected benefits to the Company; the negotiation and execution of definitive transaction documentation and the satisfaction of closing conditions; the expected timing and completion of the proposed acquisition; Skycore’s currently energized power capacity and the expected securement of additional power capacity, including the path to 42 MW; the expected activation of Spectrum 20 Gbps fiber service at Skycore’s sites; the Company’s expansion into AI infrastructure and its ability to support AI inference, high-performance compute, and other power-dense workloads; the terms and operation of the Series B Convertible Preferred Stock, including dividend elections, conversion, redemption, and the holder put right; the expected benefits of the Company's Co-CEO leadership structure the expected benefits of the Company's vertically integrated computing infrastructure model; the Company's ability to scale into new geographies and emerging computing workloads; and the Company's future financial and operational performance.

These forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: the Company’s ability to negotiate, execute, and consummate the proposed Skycore acquisition on the proposed terms or at all; the satisfaction of closing conditions, including Skycore’s ability to secure additional power capacity prior to closing; the Company’s ability to integrate Skycore’s operations and realize the anticipated benefits of the proposed acquisition; the timing and performance of third-party providers, including Duke Energy and Spectrum; the Company’s ability to realize the anticipated benefits of its Co-CEO leadership structure; the Company's ability to execute its business strategy; competition in the computing infrastructure and digital asset industries; changes in power costs, energy regulation, and grid conditions; hardware availability, pricing, and obsolescence; the Company's ability to maintain and expand its facility footprint; the volatility of cryptocurrency markets and digital asset values; market, economic, and capital markets conditions; and regulatory developments affecting the Company's operations. Additional risks and uncertainties are described under the heading "Risk Factors" in the Company's Registration Statement on Form S-4, as amended, and other filings with the SEC.

Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact: ZSQR@mzgroup.us

2